UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 31, 2026

Liberty Global Ltd.
(Exact Name of Registrant as Specified in Charter)

Bermuda	001-35961	98-1750381
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda
(Address of Principal Executive Office)

+1.303.220.6600
(Registrant’s telephone number, including area code)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Class A common shares	LBTYA	Nasdaq Global Select Market
Class B common shares	LBTYB	Nasdaq Global Select Market
Class C common shares	LBTYK	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

On August 3, 2026, Liberty Global Ltd. (“Liberty Global”) issued a press release announcing, among other things, that it has completed its acquisition of Vodafone Group Plc’s 50% shareholding in VodafoneZiggo and formally separated the Wyre Holding BV and Telenet Group Holding NV/SA (“Telenet”) capital structures. A copy of the press release is furnished hereto as Exhibit 99.1 and is hereby incorporated into this Item 7.01 by reference.

Item 8.01 Other Events

On August 3, 2026, Liberty Global announced, among other things, the July 31. 2026 completion of its acquisition of Vodafone Group Plc's 50% shareholding in VodafoneZiggo. As part of the transaction, Vodafone has received €1.0 billion in cash and a 10% equity interest in Ziggo Group, which will hold Liberty Global's interests in VodafoneZiggo in the Netherlands and Telenet in Belgium and Luxembourg. Liberty Global holds the remaining 90% of Ziggo Group. Liberty Global also provided an update regarding its previously announced intention to pursue a transaction pursuant to which Liberty Global would distribute to its shareholders its entire equity interest in Ziggo Group, a holding company that owns, directly or indirectly, all of the equity interests in Telenet and VodafoneZiggo Group Holding B.V., and seek to list the shares of Ziggo Group on Euronext Amsterdam (the “Spin Transaction”).

The Spin Transaction is subject to customary conditions, including final approval by Liberty Global’s board of directors, the U.S. Securities and Exchange Commission declaring effective a registration statement with respect to the shares to be distributed to Liberty Global’s shareholders, approval of the Spin Transaction by Liberty Global’s shareholders and satisfaction of certain other conditions.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Spin Transaction, the listing of the Ziggo Group shares for trading on the Euronext Amsterdam Exchange (“Euronext”) and other information and statements that are not historical fact. These forward-looking statements are subject to certain risks and uncertainties, some of which are beyond our control, that could cause actual results to differ materially from those expressed or implied by these statements. Such risks and uncertainties include the risk that we do not receive shareholder approval for the Spin Transaction and/or related matters, our ability to satisfy the other conditions to the Spin Transaction on the expected timeframe or at all, the approval of the shares of Ziggo Group for listing on Euronext and the development of a trading market for them, the Liberty Global Board of Directors’ discretion to decide not to complete the Spin Transaction for any reason, our ability to realize the expected benefits from the Spin Transaction, unanticipated difficulties or costs in connection with the Spin Transaction, Ziggo Group’s ability to successfully operate as an independent public company and maintain its relationships with material counterparties after the Spin Transaction and other factors detailed from time to time in our filings with the Securities and Exchange Commission, including those discussed in the “Risk Factors” section of Liberty Global’s most recent Annual Report on Form 10-K and in Liberty Global’s other filings with the SEC.

These forward-looking statements speak only as of the date hereof. We expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. You are cautioned not to place undue reliance on any forward-looking statement.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Exhibit Name

99.1	Press release dated August 3, 2026

101.SCH	Inline XBRL Taxonomy Extension Schema Document

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY GLOBAL LTD.

By:	/s/ RANDY L. LAZZELL
Randy L. Lazzell
Vice President

Date: August 3, 2026